Exhibit 24.2

Power of Attorney

Broadpoint Gleacher Securities Group, Inc., a New York corporation (the “Company”), has filed a Registration Statement, as amended (the “Registration Statement”), on Form S-3 (File No. 333-159254) under the Securities Act of 1933, as amended.

Each person whose signature appears below hereby constitutes and appoints Lee Fensterstock and Robert I. Turner, as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to the Registration Statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

/s/  Eric Gleacher
Name:     Eric Gleacher

Title:	Chairman of the Board

Date: July 22, 2009

/s/  Marshall Cohen
Name:     Marshall Cohen

Title:	Director

Date: July 22, 2009

/s/  Bruce Rohde
Name:     Bruce Rohde

Title:	Director

Date: July 22, 2009